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                                                                     EXHIBIT 5.1



            [HALE LANE PEEK DENNISON HOWARD AND ANDERSON LETTERHEAD]



                                 August 24, 2000


EchoStar Communications Corporation
5701 South Santa Fe Drive
Littleton, CO 80120

Ladies and Gentlemen:

         We have acted as special Nevada counsel for EchoStar Communications Corporation, a Nevada corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") with respect to the proposed offering and sale by certain stockholders of up to an aggregate of 61,200 shares of Class A Common Stock, par value $.01 per share (the "Common Stock"), pursuant to a public offering.

         In so acting, we have examined such documents, records and matters of law as we have deemed relevant and necessary for the purposes of this opinion. In rendering the opinion hereinafter set forth, we have assumed the validity of and relied upon the representations of the Company as to certain factual matters relevant thereto.

         On the basis of our examination, it is our opinion that the shares of Common Stock being registered are legally and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                   Very truly yours,

                                   HALE LANE PEEK DENNISON
                                    HOWARD AND ANDERSON

                                      /s/ Hale Lane Peek Dennison
                                          Howard and Anderson